UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard Charlotte, North Carolina	28208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 980-221-3235

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sealed Air Corporation Executive Severance Plan

On February 13, 2018, the Organization and Compensation Committee of the Board of Directors (the “Board”) of Sealed Air Corporation (the “Company”) approved an amendment and restatement of the Sealed Air Corporation Executive Severance Plan (the “Plan”) to make two changes:

•	for an involuntary termination not in connection with a change in control, the severance period will be fixed as 12 months; and

•	for cash severance, the severance will be based on the sum of the covered executive’s salary and target annual bonus.

The foregoing summary of the terms and conditions of the Plan is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Upcoming Director Retirement

On February 14, 2018, Lawrence R. Codey and William J. Marino informed the Company and the Board that they intend to retire as of the 2018 Annual Meeting of Stockholders, and accordingly will not stand for re-election as directors at such meeting. The Company plans to hold its 2018 Annual Meeting of Stockholders on May 17, 2018.

The decision to retire by Messrs. Codey and Marino was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Sealed Air Corporation Executive Severance Plan, as amended and restated, effective February 13, 2018.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sealed Air Corporation Executive Severance Plan, as amended and restated, effective February 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Thomas C. Lagaly
Name:	Thomas C. Lagaly
Title:	Vice President, Acting General Counsel & Secretary

Dated: February 20, 2018